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                                                                    EXHIBIT 10.1

         ASSET PURCHASE AGREEMENT (this "AGREEMENT") dated as of September 18, 2000 between GUTLOVE AND SHIRVINT, INC., a New York corporation ("PURCHASER"), and CONTROLLED DISTRIBUTION SYSTEMS, INC., a New Jersey corporation ("SELLER").

                                    RECITALS:

         WHEREAS, Seller desires to sell and transfer, and Purchaser desires to purchase and acquire, certain assets of Seller, to the extent specified in
Section 1.1;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter contained, the parties hereto do agree as follows:

ARTICLE I. PURCHASE AND SALE OF ASSETS AND ASSUMPTION OF LIABILITIES.

         1.1. PURCHASE OF ASSETS. Upon the terms and subject to the conditions of this Agreement, effective as of the open of business on October 2, 2000 (the "CLOSING DATE"), Seller shall sell and transfer to Purchaser, and Purchaser shall purchase and acquire from Seller all of the assets, rights and properties of whatever nature owned or held by Seller relating to Seller's New York cigarette vending route (the "BUSINESS") including one 1999 Chevrolet Astro (Cargo)Van, serial number 1GCDM19W8XB135230 (the "VEHICLE") , all vending machines, cigarette inventory, cash, equipment and contracts that are used in or related to the Business (the "ASSETS"), free and clear of any lien, encumbrance, claim, security interest or charge of any kind or nature (collectively, "LIENS"), other than Liens relating to the GMAC Loan (as defined below). The Assets shall include any non-remote controlled vending machines and related spare parts held in storage by Seller. The consummation of the Acquisition on the Closing Date is referred to herein as the "CLOSING".

         1.2. ASSUMPTION OF LIABILITIES. Purchaser shall not assume any liabilities of Seller or relating to the Assets, except Purchaser shall assume loan number 042-0412-10652 from General Motors Acceptance Corporation to Seller, with a current outstanding balance at August 31, 2000 of approximately $10,800, secured by the Vehicle (the "GMAC LOAN").

ARTICLE II. PURCHASE PRICE; CLOSING.

         2.1. PURCHASE PRICE. In consideration of the transfer and sale of the Assets by Seller, Purchaser shall pay to Seller in cash an amount equal to the dollar value of the cigarette and coin inventory as documented in APPENDIX A, to be approved and executed by the parties on the Closing Date, and Seller shall assume the GMAC Loan. Purchaser shall pay all of the purchase price to Seller by wire transfer on October 2, 2000, except for $5,000 of the purchase price which shall be paid by Purchaser to Seller by wire transfer within 60 days thereafter.

         2.2. CLOSING. The Closing shall take place effective as of the open of business on October 2, 2000.


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ARTICLE III. REPRESENTATIONS AND WARRANTIES OF SELLER.

                  Seller represents and warrants to Purchaser as follows:

         3.1. CORPORATE ORGANIZATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

         3.2. AUTHORIZATION. Seller has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. Seller has taken all necessary action to authorize the execution and delivery of this Agreement and the transactions contemplated hereby, and this Agreement is a legal, valid and binding agreement of Seller enforceable in accordance with its terms.

         3.3. TAXES. Seller hereby represents and warrants that Seller has filed all required material tax returns and has paid all material taxes shown thereon as owing.

         3.4. TITLE. At the Closing, Seller will transfer to Purchaser good and valid title to the Assets free and clear of all Liens (other than any Liens relating to the GMAC Loan).

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF PURCHASER.

                  Purchaser represents and warrants to Seller as follows:

         4.1. CORPORATE ORGANIZATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

         4.2. AUTHORIZATION. Purchaser has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. Purchaser has taken all necessary action to authorize the execution and delivery of this Agreement and the transactions contemplated hereby, and this Agreement is a legal, valid and binding agreement of Purchaser enforceable in accordance with its terms.

         4.3. PERMITS AND LICENSES. Purchaser has or will obtain prior to the Closing all permits, licenses and other governmental approvals necessary to own and operate the Business.

ARTICLE V. COVENANTS AND AGREEMENTS OF THE PARTIES.

         5.1. INSTRUMENTS OF CONVEYANCE. At the Closing Seller shall execute and deliver to Purchaser the General Assignment and Bill of Sale attached as APPENDIX B (the "BILL OF SALE"), pursuant to which Seller will transfer the Assets to Purchaser.

         5.2. POST-CLOSING MATTERS. Following the Closing Seller shall execute such other documents and instruments as Purchaser may reasonably request to vest in Purchaser good and valid title, free and clear of all Liens (other than any Liens relating to the GMAC Loan), to the Assets.

         5.3. ASSUMPTION OF GMAC LOAN. Effective upon the Closing, Purchaser hereby assumes, and agrees to indemnify and hold Purchaser harmless from and against, all liabilities under the GMAC Loan with respect to all periods commencing on or after the Closing Date.



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ARTICLE VI. GENERAL DISCLAIMERS OF WARRANTIES. By the execution of this
Agreement, the parties acknowledge, except as expressly set forth in this Agreement, that Seller has made no representations or warranties as to the quality or condition of the Business or the Assets, and that all warranties of quality, fitness and merchantability and all other implied warranties of any kind whatsoever are hereby excluded except as expressly set forth in this Agreement, it being understood between the parties that the sale of the Business and Assets is on an "AS IS" basis.

ARTICLE VII. SURVIVAL. The representations and warranties contained herein shall not survive the Closing. The covenants and agreements contained in Sections 5.2,
5.3 and 8.5 shall survive the Closing.

ARTICLE VIII. MISCELLANEOUS.

         8.1. NOTICE. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally (including by courier) , sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, or if sent by facsimile transmission, when transmitted (together with proof of sending), or, if mailed, when received, as follows:

(i) if to Seller, to:                      (ii) if to Purchaser to:

    Controlled Distribution Systems, Inc.       Gutlove and Shirvint, Inc.
    100 S.E. Second Street, 32nd Floor          39-26 23rd Street
    Miami, Florida  33131                       Long Island City, NY  11101
    Attention:     Richard J. Lampen            Attention:      Joseph Ruda
    Telephone:     (305) 579-8000               Telephone:      (718) 729-4066
    Facsimile:     (305) 579-8009               Facsimile:      (718) 729-3988

         8.2. ENTIRE AGREEMENT; AMENDMENT. This Agreement (including Appendix A and Exhibit A hereto) constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, written or oral, of any and every nature with respect thereto. The terms of this Agreement cannot be changed, modified or released orally.

         8.3. GOVERNING LAW. This Agreement shall be governed by the internal laws of the state of New Jersey (without regard to principles of conflicts of law).

         8.4. BINDING EFFECT; NO ASSIGNMENT; NO THIRD PARTY BENEFICIARY. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement is not assignable without the prior written consent of each of the parties hereto. This Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto or create or establish any third party beneficiary hereto.

         8.5. TAXES. Purchaser shall bear and pay all sales, transfer, stamp or other similar taxes imposed in connection with the acquisition. Except as provided in the preceding sentence, Seller will indemnify and hold Purchaser harmless from and against any and all liability for Federal, state, local or foreign taxes (including any interest, penalties or additions to tax that may become payable in respect thereof, after taking into account any tax benefits to Purchaser in respect of the incurrence or payment of any such tax liabilities)



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assessed against or payable by Seller with respect to any period ending on or before the Closing Date or any period ending on or before the last day of Seller's taxable year.

         8.6. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties to this Agreement may execute this Agreement by signing any such counterpart. In addition, this Agreement may be executed by facsimile signatures, which signatures shall be deemed to be originals for purposes hereof.



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         IN WITNESS WHEREOF, each of the parties hereto has caused its duly authorized representative to execute this Agreement as of the date first set forth above.

                             GUTLOVE AND SHIRVINT, INC.

                             By: /s/ JOSEPH RUDA
                             ---------------------------------------------
                             NAME:    JOSEPH RUDA
                             TITLE:   PRESIDENT AND CHIEF EXECUTIVE OFFICER


                             CONTROLLED DISTRIBUTION SYSTEMS, INC.

                             By: /s/ RICHARD J. LAMPEN
                             ---------------------------------------------
                             NAME:    RICHARD J. LAMPEN
                             TITLE:   PRESIDENT



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                                   APPENDIX A

CASH AND INVENTORY ANALYSIS

Machines with change inventory:                                0.00
Amount of change inventory:                                    0.00
                                                        -----------
Total change inventory:                                        0.00
                                                        ===========
Packs in inventory with State license:                     1,800.00
Cost of State licensed cigarettes:                      X    $3.626
                                                        -----------
Total State licensed inventory:                           $6,526.80
                                                        ===========
Packs in inventory with City license:                      7,453.00
Cost of City licensed cigarettes:                       X    $3.705
                                                        -----------
Total City licensed inventory:                           $27,613.37
                                                        ===========
TOTALS

Total change inventory:                                        0.00
Total State licensed inventory:                           $6,526.80
Total City licensed inventory:                            27,613.37
                                                        -----------
TOTAL CASH AND INVENTORY VALUE:                          $34,140.17
                                                        ===========













Accepted and agreed to as of this 2nd day of October, 2000:

Gutlove and Shirvint, Inc.

By: /s/ JOSEPH RUDA
   ------------------------------------
Controlled Distributions Systems, Inc.

By: /s/ J. BRYANT KIRKLAND III
   ------------------------------------